As filed with the Securities and Exchange Commission on December 1, 2009
Registration No. 333-163111

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Psychiatric Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8093	23-2491707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067
(615) 312-5700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Christopher L. Howard, Esq.
Executive Vice President, General Counsel and Secretary
6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067
(615) 312-5700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
James H. Nixon III, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction.
     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)               ☐
     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 1, 2009
Prospectus
5,000,000 Shares of Common Stock
     This prospectus relates to up to 5,000,000 shares of common stock that Psychiatric Solutions, Inc. (together with its subsidiaries, “PSI,” “we,” “us,” or “our company”) may offer and sell from time to time in connection with business combination transactions, including acquisitions by us of other businesses, assets, properties or securities.
     The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, notes or assumption of liabilities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the value of the shares we issue will be reasonably related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.
     We will pay all of the expenses of this offering. We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
     Our common stock is listed on The NASDAQ Global Select Market under the symbol “PSYS.” On November 30, 2009, the last reported sale price of our common stock was $22.16 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

     Investing in our common stock involves risks. You should carefully review the discussion under the heading “Risk Factors” on page 1 of this prospectus regarding information included and incorporated by reference in this prospectus before determining whether to accept common stock as all or part of the purchase price for our acquisition of your business, securities or other assets.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 20_.

     The prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to the following address:
Psychiatric Solutions, Inc.
Attention: Investor Relations
6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067
(615) 312-5700
     To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, we may offer, from time to time, up to 5,000,000 shares of our common stock in connection with the acquisition of various businesses, assets or securities in one or more offerings. This prospectus provides a general description of the common stock that we may offer and issue. Each time we sell securities pursuant to the registration statement, we will, if necessary, file a post-effective amendment to the registration statement or a supplement to this prospectus as required that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. Before investing in our common stock, you should carefully review both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Any statement that we make in this prospectus that is inconsistent with a statement made by us in a prospectus supplement will be deemed to be modified or superseded by the prospectus supplement.
     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the documents that we have incorporated by reference into this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
THE COMPANY
     We offer an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and are the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 11,000 beds in 32 states, Puerto Rico and the U.S. Virgin Islands. We also manage freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others. Our principal executive offices are located at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067. Our phone number is (615) 312-5700.
RISK FACTORS
     Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated by reference in this prospectus, and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could seriously harm our business, financial condition or results of operations. In such event, the market price for our common stock could decline and you may lose all or part of your investment. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “continue,” “should” and other comparable terms. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect our current plans and expectations and future financial condition and results.
     While it is not possible to identify all of these factors, we continue to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including but not limited to the following:

•	risks inherent to the health care industry, including the impact of unforeseen changes in regulation and the potential adverse impact of government investigations, liabilities and other claims asserted against us;

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on our business;

•	health care reform proposals that, if adopted, could adversely impact reimbursement rates for our services;

•	economic downturn resulting in efforts by federal and state health care programs and managed care companies to reduce reimbursement rates for our services;

•	potential competition that alters or impedes our acquisition strategy by decreasing our ability to acquire additional inpatient facilities on favorable terms;

•	our ability to comply with applicable licensure and accreditation requirements;

•	our ability to comply with extensive laws and government regulations related to billing, physician relationships, adequacy of medical care and licensure;

•	our ability to retain key employees who are instrumental to our operations;

•	our ability to successfully integrate and improve the operations of acquired inpatient facilities;

•	our ability to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our substantial indebtedness and adverse changes in credit markets impacting our ability to receive timely additional financing on terms acceptable to us to fund our acquisition strategy and capital expenditure needs;

•	our ability to maintain favorable and continuing relationships with physicians and other health care professionals who use our inpatient facilities;

•	our ability to ensure confidential information is not inappropriately disclosed and that we are in compliance with federal and state health information privacy standards;

•	our ability to comply with federal and state governmental regulation covering health care-related products and services on-line, including the regulation of medical devices and the practice of medicine and pharmacology;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	future trends for pricing, margins, revenue and profitability that remain difficult to predict in the industries that we serve;

•	fluctuations in the market value of our common stock;

•	negative press coverage of us or our industry that may affect public opinion; and

•	those risks and uncertainties described from time to time in our filings with the SEC.
     We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

     All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.
GENERAL DESCRIPTION OF OUR COMMON STOCK
     Our amended and restated certificate of incorporation, as amended, provides that our authorized capital stock consists of 125,000,000 shares of common stock, $0.01 par value, and 1,186,530 shares of preferred stock, $0.01 par value. As of November 27, 2009, there were 56,232,281 shares of our common stock and no shares of our preferred stock issued and outstanding. The following description summarizes the general terms of our common stock. The summaries in this section do not describe every aspect of our common stock. When evaluating our common stock, you should also refer to all of the provisions of our amended and restated certificate of incorporation, our by-laws and the Delaware General Corporation Law, or DGCL. Our amended and restated certificate of incorporation, as amended, and our by-laws are incorporated by reference in the registration statement.
Terms of Common Stock
     Subject to the rights and preferences specifically granted to our preferred stockholders, if any, our common stockholders are entitled to receive dividends as they may be declared by our board of directors. Our common stockholders do not have fixed or cumulative dividend rights. Upon our liquidation or dissolution, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of our liabilities and payment of any preferential liquidation rights of our preferred stock then outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Cumulative voting for directors is not permitted. Subject to certain exceptions, removal of any director (or of our entire board of directors), approval of amendments to our amended and restated certificate of incorporation and approval of amendments to our by-laws generally require the affirmative vote of the holders of two-thirds of the combined voting power of our then-outstanding shares of capital stock, voting together as a single class. Our amended and restated certificate of incorporation and by-laws contain no provision that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Our common stockholders do not have preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and any shares of common stock issued will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any preferred stock that we may issue in the future.
Anti-Takeover Considerations and Special Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our By-laws
Delaware Anti-Takeover Law
     We are subject to the provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in any business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained that status; or

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or at any time in the previous three years owned, 15% or more of a corporation’s voting stock. The statute could have the effect of prohibiting or delaying mergers or other takeover or change in control attempts.

Amended and Restated Certificate of Incorporation and By-laws
     A number of provisions of our amended and restated certificate of incorporation and our by-laws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.
     Classified Board of Directors. Our amended and restated certificate of incorporation divides our board of directors into three classes. Moreover, no director may be removed prior to the expiration of his or her term except for cause and upon the vote of at least two-thirds of the combined voting power of the then outstanding shares of our common stock. These provisions in our amended and restated certificate of incorporation may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company and may maintain the incumbency of our board of directors because this structure generally increases the difficulty of, or may delay, replacing a majority of our directors.
     Meetings of Stockholders. Our by-laws provide that annual meetings of our stockholders may take place at the time and place established by our board of directors. A special meeting of our stockholders may be called at any time by either the chairman of our board, our chief executive officer, our president, or a majority of our board of directors, and our stockholders are entitled to written notice thereof.
     Filling of Board Vacancies. Our amended and restated certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office, even though that number may be less than a quorum of the board of directors.
     Amendment of our Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation may be amended or repealed by an affirmative vote of at least two-thirds of the combined voting power of the then-outstanding shares of stock entitled to vote on the proposed amendment. In the event a resolution to amend the amended and restated certificate of incorporation is adopted by an affirmative vote of at least 80% of our board of directors, final approval of the amendment only requires an affirmative vote of a majority of the combined voting power then outstanding.
     Amendment of our By-laws. Our by-laws may be amended or repealed by a majority of our board of directors, subject to the right of stockholders entitled to vote with respect thereto to amend or repeal by-laws adopted by our board of directors. Any amendment or repeal of our by-laws by our stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of our then-outstanding shares of stock entitled to vote on any proposed amendment or repeal of our by-laws.
     Advance Notice Procedure. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Generally, the advance notice provisions require that written notice of the proposals or nominations must be given to our secretary no less than 90 days nor more than 120 days prior to the first anniversary of the date that we mailed our proxy statement for the preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is called for a date that is not within 30 days before or after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder will be timely if received by our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of such meeting was first made, whichever first occurs. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors, or brought before the meeting by a stockholder who has complied with the preceding notice provisions. Our by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability and Indemnification of Officers and Directors
     Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for certain breaches of fiduciary duty as a director to the fullest extent permitted by Delaware law. Our by-laws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain exceptions. These obligations apply with equal force to any surviving or constituent entities to a merger to which we may be a party. We also carry directors’ and officers’ liability insurance.
     The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.
Transfer Agent and Registrar
     StockTrans, Inc. is the transfer agent and registrar for our common stock.
Listing
     Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “PSYS.”
PLAN OF DISTRIBUTION
     The 5,000,000 shares of our common stock covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets, properties or securities. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, notes or assumption of liabilities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the value of the shares we issue will be reasonably related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.
     This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.
     We will pay all of the expenses of this offering. We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a fee may be deemed an underwriter within the meaning of the Securities Act.
LEGAL MATTERS
     Certain legal matters with respect to the validity of the shares of our common stock offered by this prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP.
EXPERTS
     The consolidated financial statements of Psychiatric Solutions, Inc. at December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, appearing in Psychiatric Solutions, Inc.’s Current Report on Form 8-K, filed with the SEC on November 13, 2009, and the effectiveness of Psychiatric Solutions, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus is a part, are also available to the public at the SEC’s website at http://www.sec.gov.
     We make available free of charge through our website, which you can find at www.psysolutions.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus.
     We are incorporating by reference the following documents, which we have previously filed with the SEC:
     (1) our Annual Report on Form 10-K for the year ended December 31, 2008 (except for Item 6, Item 7 and Item 8 of Part II thereof, which have been reclassified as set forth in our Current Report on Form 8-K, filed with the SEC on November 13, 2009);
     (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
     (3) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;
     (4) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009;
     (5) our Current Report on Form 8-K filed with the SEC on March 6, 2009;
     (6) our Current Report on Form 8-K filed with the SEC on May 4, 2009;
     (7) our Current Report on Form 8-K filed with the SEC on May 8, 2009;
     (8) our Current Report on Form 8-K filed with the SEC on May 20, 2009;
     (9) our Current Report on Form 8-K filed with the SEC on September 28, 2009;
     (10) our Current Report on Form 8-K filed with the SEC on September 30, 2009;
     (11) our Current Report on Form 8-K filed with the SEC on October 7, 2009;
     (12) our Current Report on Form 8-K filed with the SEC on November 13, 2009;
     (13) the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 9, 2009;

     (14) our Registration Statement on Form 10, filed with the SEC on July 31, 1992, including all amendments or reports filed for the purpose of updating the description of our common stock; and
     (15) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to the Psychiatric Solutions, Inc., Attention: Investor Relations, 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, or by telephone at (615) 312-5700. Our website is at http://www.psysolutions.com. Information available on our website does not constitute part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
     Pursuant to the provisions of Section 145 of the DGCL, we are required to indemnify any present or former officer or director against expenses reasonably incurred by the officer or director in connection with legal proceedings in which the officer or director becomes involved by reason of being an officer or director if the officer or director is successful in the defense of such proceedings. Section 145 also provides that we may indemnify an officer or director in connection with a proceeding against which he or she is not successful in defending if it is determined that the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and in the case of a criminal action, if it is determined that the officer or director had no reasonable cause to believe his or her conduct was unlawful. Liabilities for which an officer or director may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses incurred in connection with such proceedings. In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to us (except for expenses allowed by a court).
     Pursuant to the provisions of Article VII of our by-laws, we are required to indemnify our officers or directors to a greater extent than under the current provisions of Section 145 of the DGCL. Except with respect to stockholder derivative actions, our by-laws generally state that an officer or director will be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with any threatened, pending or completed action, suit or proceeding, provided that (i) such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; and (ii) with respect to criminal actions or proceedings, such officer or director had no reasonable cause to believe his conduct was unlawful. With respect to stockholder derivative actions, our by-laws generally state that an officer or director will be indemnified against expenses actually and reasonably incurred by the officer or director in connection with the defense or settlement of any threatened, pending or completed action or suit provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except that no indemnification (except for indemnification allowed by a court) will be made with respect to any claim, issue or matter as to which such officer or director has been adjudged to be liable for negligence or misconduct in the performance of the officer’s or director’s duty to us. Our by-laws also provide that under certain circumstances, we will advance expenses for the defense of any action for which indemnification may be available.
     Additionally, pursuant to our amended and restated certificate of incorporation, a director is not personally liable to us or any of our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability resulting from (i) any breach of the director’s duty of loyalty to us or to our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) violation of Section 174 of the DGCL, which generally holds directors liable for unlawful dividends, stock purchases or stock redemptions in the event of our dissolution or insolvency; or (iv) any transaction from which the director derived an improper personal benefit.
     The indemnification provided by the DGCL, our amended and restated certificate of incorporation, and our by-laws is not exclusive of any other rights to which our directors or officers may be entitled. We also carry directors’ and officers’ liability insurance.
Item 21. Exhibits and Financial Statement Schedules.
     A list of exhibits filed with this registration statement is set forth on the Exhibit Index following the signature pages and is incorporated herein by reference.
Item 22. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (8) The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (10) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (11) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on December 1, 2009.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joey A. Jacobs Joey A. Jacobs	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 1, 2009

/s/ Jack E. Polson Jack E. Polson	Executive Vice President, Chief Accounting Officer (Principal Financial and Accounting Officer)	December 1, 2009

* Mark P. Clein	Director	December 1, 2009

* David M. Dill	Director	December 1, 2009

* Richard D. Gore	Director	December 1, 2009

* Christopher Grant, Jr.	Director	December 1, 2009

* William M. Petrie, M.D.	Director	December 1, 2009

* Edward K. Wissing	Director	December 1, 2009

*	By:	/s/ Joey A. Jacobs
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1
Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on
March 9, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1998)

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on August 5, 2002 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002)

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on March 21, 2003 (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on January 22, 2003)

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on December 15, 2005 (incorporated by reference to Exhibit 3.4 to Company’s Form 10-K for the year ended December 31, 2005)

4.5	By-Laws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed on November 6, 2007)

4.6	Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

5.1**	Opinion of Waller Lansden Dortch & Davis, LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (previously included on the signature page to the registration statement)

*	Filed herewith

**	Previously filed